Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2021.

Francisco Partners IV, L.P. By: Francisco Partners GP IV, L.P., its general partner By: Francisco Partners GP IV Management Limited, its general partner

By:	/s/ Steve Eisner

Name:	Steve Eisner
Title:	General Counsel and Chief Compliance Officer

Francisco Partners IV-A, L.P. By: Francisco Partners GP IV, L.P., its general partner By: Francisco Partners GP IV Management Limited, its general partner

By:	/s/ Steve Eisner

Name:	Steve Eisner
Title:	General Counsel and Chief Compliance Officer

Francisco Partners GP IV, L.P. By: Francisco Partners GP IV Management Limited, its general partner

By:	/s/ Steve Eisner

Name:	Steve Eisner
Title:	General Counsel and Chief Compliance Officer

Francisco Partners GP IV Management Limited

By:	/s/ Steve Eisner

Name:	Steve Eisner
Title:	General Counsel and Chief Compliance Officer

Francisco Partners Management, L.P.

By:	/s/ Steve Eisner

Name:	Steve Eisner
Title:	General Counsel and Chief Compliance Officer